Exhibit 10.8.2
TRINITY INDUSTRIES, INC.
2005 DEFERRED PLAN FOR DIRECTOR FEES
     THIS PLAN, adopted as of the 1st day of January 2005 by Trinity Industries, Inc., a Delaware corporation (the “Company”), is being established primarily for the purpose of providing to members of the Board of Directors of the Company the ability to defer receipt of all or part of their compensation as a Director. This Plan does not relate to and shall not apply to the Deferred Plan for Director Fees effective July 17, 1996, or any similar plans previously offered by the Company (the “Predecessor Plans”). This Plan is not intended as a “material modification” of the Predecessor Plans as such term is described in any guidance issued under Section 409A of the Internal Revenue Code (hereinafter “Section 409 A”).
I.
DEFINITIONS
     Whenever used herein, the following terms shall have the meaning set forth below:

(a)	“Account” means the separate memorandum account maintained by the Company for each Director who elects to participate in the Plan.

(b)	“Adjustment Date” means the last day of each calendar quarter and such other dates as the Administrative Committee in its discretion may prescribe.

(c)
“Annual Fee” means the retainer and meeting fees paid to a Director for services rendered as a member of the Board of Directors of the Company, including fees for services on a committee, for the Annual Period.

(d)	“Annual Period” means the calendar year.

(e)	“Board of Directors” means the Board of Directors of the Company.

(f)	A “Change of Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:
(I) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 30% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause of paragraph (III) below; or
(II) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on January 1, 2005, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on January 1, 2005, or whose appointment, election or nomination for election was previously so approved or recommended; or
(III) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 30% or more of the combined voting power of the Company’s then outstanding securities; or
(IV) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.
For purposes hereof:
“Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.
“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(g)	“Committee” means the Human Resources Committee of the Board of Directors.

(h)	“Director” means a member of the Board of Directors.

(i)	“Participant” means a Director who has elected to participate in this Plan in accordance with Article III hereof.

(j)	“Plan” means the Trinity Industries, Inc. 2005 Deferred Plan for Director Fees as set forth in this instrument and as it may hereafter be amended from time to time.

(k)
“Termination Date” means the date upon which a Director ceases to be a member of the Board of Directors; provided, however, if a Director is also an employee of the Company (or any affiliated entity), his or her Termination Date shall be the date on which he or she ceases to be a member of the Board of Directors and is also considered to have a separation from service as an employee in accordance with Section 409A.

II.
PLAN DESCRIPTION
     A Director may elect, in accordance with Article III hereof, to defer receipt of all or a specified part of his or her Annual Fee. The Company will maintain an Account for each Participant into which the deferred portion of his or her Annual Fee will be credited on the date the Director would otherwise be entitled to receive such amount. For each Annual Period, sums credited to the Account will accrue an interest equivalent from the date they are credited at a rate equal to the annual LIBOR rate plus 6 points or such other annual rate as determined by the Committee prior to the beginning of each Annual Period; provided that any such determination of the Committee shall be limited by, and made in accordance with, Section 409A and any guidance issued thereunder. The accrued interest equivalent shall be credited to the Account on each Adjustment Date, and shall thereafter be subject to subsequent accruals of an interest equivalent.
     Each year, prior to the beginning of the Annual Period, a Participant may elect to have the deferred portion of his or her Annual Fee for such Annual Period treated as if invested in units of Common Stock of the Company (“Stock Units”), in lieu of having the Account credited with an interest equivalent as provided in the preceding paragraph. In the event of such an election, Stock Units will be deemed to be acquired on the first day of each quarter for the deferred portion of the Annual Fee credited to the Account in the prior quarter. Dividend equivalents in the form of additional Stock Units will be credited to the Account as of the date of payment of cash dividends on the Company’s Common Stock. A Stock Unit shall be deemed to be equal in value to a share of Common Stock of the Company at the closing price of the Company’s Common Stock on the New York Stock Exchange on the first date of particular determination, or if the date of determination is not a trading day on the New York Stock Exchange, on the next succeeding trading day. In case of a split or other subdivision of the Company’s Common Stock, Stock Units will be similarly deemed to be split or subdivided. At each Adjustment Date, a Participant’s Account that has been credited with Stock Units shall be valued on the basis of shares of the Company’s Common Stock at that date, taking into account any increase or decrease in the market value of the Company’s Common Stock.
     For an Annual Period, a Participant must affirmatively elect to have the deferred portion of his or her Annual Fee for such period treated as if invested in Stock Units. Such an election must be made prior to the first day of the applicable Annual Period and shall apply to the deferred portion of the Annual Fee for the entire Annual Period. After such an election is made, the Participant may, for any subsequent Annual Period, change his or her election to have the deferred portion of the Annual Fee for future Annual Periods credited with an interest equivalent. Any amounts previously treated as invested in Stock Units will continue to be so treated as invested in Stock Units, except that at any time following a Participant’s Termination Date, if he or she has not elected to be paid a lump sum, then he or she may elect, by written notice to the Company, to have the Stock Units in his or her Account converted into a dollar value as of the next Adjustment Date to thereafter accrue an interest equivalent on the value of the Account.

     The amount payable from a Participant’s Account shall be determined on the basis of the value of the Account as of the Adjustment Date last preceding the date of payment plus any deferrals credited to and less any distributions made from such Account since such Adjustment Date. The amount of each payment made with respect to an Account shall be deducted from the balance of such Account at the time of payment.
     The Participant’s Account, as determined in accordance with the preceding paragraph, will be distributed to the Participant, in accordance with the Participant’s election, either (i) in annual installments not exceeding ten (10) years or (ii) in a lump sum; such installments shall begin, or lump sum payment shall be made, as soon as practicable following the Participant’s Termination Date; provided however, that with respect to any Participant who is treated as a “key employee” (as defined in Code Section 409A) for the year in which the Termination Date occurs, to the extent required by Code Section 409A, such lump sum distribution or the first annual installment (as the case may be) shall be delayed until the date which is six (6) months after the Termination Date (or, if earlier, the date of the Participant’s death). Any such election by the Participant must be made on an “Election and Agreement to Defer Director’s Fees” as provided by the Company. Such distribution election must be made in advance of the performance of services during the Annual Period for which an election to participate in the Plan is or has been made and shall be irrevocable; provided however, a change in the form of the payment may be made if the change is (i) made at least twelve (12) months before the first payment is scheduled to commence, and (ii) such change results in each payment being made no earlier than five (5) years after such payment was scheduled to begin under the prior election. However, no such change may result in the acceleration of any payment in violation of Section 409A.

     Upon a Participant’s Termination Date, the Participant’s distribution shall be made in accordance with the distribution election made on the “Election and Agreement to Defer Director’s Fees” for the Annual Period or periods for which the election applies. If the Participant fails to make an election, the Participant’s Account will be paid in annual installments over a ten (10) year period. If the Participant is paid in installments, the interest equivalent sum will continue to accrue on the undisbursed balance of the Account and the Stock Units will continue to be credited with dividend equivalents on the Stock Units remaining in the Account. All distributions will be deemed to be made pro rata from the interest equivalent balance and from the value of Stock Units, with the portion of the distribution from Stock Units being treated as if an equivalent number of Stock Units had been sold (without commission or other expense) as of the last Adjustment Date in order to make the distribution. The preceding provisions of this paragraph to the contrary notwithstanding, in the event that a Participant’s Termination Date occurs on or after a Change of Control, the Participant’s Account will be distributed to the Participant either in a lump sum within five days of the Change of Control or in annual installments not exceeding ten (10) years, whichever is elected by the Participant in a separate election on a form for such purpose as provided by the Company, which election shall be made at the time of the Participant’s initial election to participate in the Plan and shall be irrevocable; provided, however, that the Participant may change this separate distribution election subsequent to the initial election with the new election to be effective only in the event that the new election is made (i) made at least twelve (12) months before the first payment is scheduled to commence, and (ii) such change results in each payment being made no earlier than five (5) years after such payment was scheduled to begin under the prior election. However, no such change may result in the acceleration of any payment in violation of Section 409A. Provided further that, with respect to any Participant who is treated as a “key employee” (as defined in Code Section 409A) for the year in which the Termination Date occurs, to the extent required by Code Section 409A, such lump sum distribution or the first annual installment (as the case may be) shall be delayed until the date which is six (6) months after the Termination Date (or, if earlier, the date of the Participant’s death).
     Upon the death of a Participant prior to the receipt of any or all of the installments of his or her Account, such installments as are then unpaid shall be paid in full as soon as practicable following the date of his or her death, to the beneficiary or beneficiaries designated in writing on a form provided by the Company and filed with the Secretary of the Company by the Participant during his lifetime or, upon failure to make such designation or if such designee or designees shall have predeceased Participant, then to the Participant ‘s estate. The Participant shall have the right to change the beneficiary designation from time to time by instrument in writing delivered to the Secretary of the Company.
III.
ELECTION TO BECOME A PARTICIPANT
     A Director desiring to become a Participant shall execute an “Election and Agreement to Defer Director’s Fees” as shall be provided by the Company. This election shall be made in advance of the performance of services during the Annual Period for which an election to participate in this Plan is being made and shall be irrevocable for such Annual Period. A Participant who is participating in the Plan may change his or her election for a subsequent Annual Period by executing an “Election and Agreement to Defer Director’s Fees” as shall be provided by the Company, prior to the performance of services for such Annual Period, and such subsequent election shall be irrevocable for such Annual Period.
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IV.
TERMINATION OF ELECTION
     Participation in the Plan may not be terminated prior to the end of an Annual Period and shall be continued unless the Participant executes a new election for the next Annual Period to not participate. All amounts credited to a Participant’s Account shall remain in the Account to be distributed or forfeited in accordance with the provisions of this Plan.
V.
MAINTENANCE OF ACCOUNT
     The Company shall maintain an Account on behalf of each Participant in the form and manner prescribed by acceptable accounting standards, and shall make a report of same in writing within 90 days after the end of Annual Period to each Participant.
VI.
UNFUNDED PLAN
     This Plan shall be unfunded for tax purposes and for purposes of Title I of the ERISA. Neither the Company nor the Board of Directors shall be deemed to be a trustee of any amounts to be paid under this Plan. Said amounts shall continue for all purposes to be a part of the general funds of the Company, and no person other than the Company shall, by virtue of the provisions of this Plan, have any interest in such funds. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company. Any liability of the Company to any Participant with respect to a payment to be made under this Plan shall be based solely upon any contractual obligations which may be created by or pursuant to this Plan; no such obligation shall be deemed to be secured by any pledge or any encumbrance on any property of the Company.

VII.
AMENDMENT AND TERMINATION OF PLAN
     The Board of Directors may terminate this Plan at any time. A termination of the Plan shall be effective at the end of the Annual Period in which the Directors vote to terminate the Plan. The Board of Directors may amend this Plan at any time.
     Any provision of this Plan to the contrary notwithstanding, no amendment to or termination of this Plan shall reduce the amounts actually credited to a Participant’s Account as of the date of such amendment or termination; further defer the dates for the payment of such amounts without the consent of the affected Participant; or accelerate the date for the payment of such amounts to be made or annual installments to begin.
     The preceding provisions of this Article to the contrary notwithstanding, no action taken on or within two years following a Change of Control to amend or terminate this Plan shall be effective unless written consent thereto is obtained from a majority of the Participants who were Directors immediately prior to such Change of Control.
VIII.
EFFECTIVE DATE AND DURATION
     This Plan shall become effective as of January 1, 2005. This Plan shall remain in effect until it is terminated by the Board of Directors in accordance with Article VII above.
IX.
GOVERNING LAW
     This Plan and the rights of all persons under the Plan shall be construed in accordance with and governed by the laws of the State of Texas.
X .
RESTRAINTS ON ALIENATION

     No Participant or beneficiary of a Participant shall have the right or power to anticipate, by assignment or otherwise, any future payment to be made under this Plan, or any portion thereof; nor, in advance of actually receiving the same, shall any Participant or beneficiary have the right or power to sell, transfer, encumber or in anywise charge same; nor shall any future payment to be made under this Plan, or any portion of same, be subject to any divorce, execution, garnishment, attachment, insolvency, bankruptcy or other legal proceeding of any character, or legal sequestration, levy or sale or in any event or manner be applicable or subject, voluntarily or involuntarily, to the payment of such Participant’s or beneficiary’s debts or other obligations.
XI.
ELECTION TO TERMINATE PARTICIPATION IN THE PLAN
     Notwithstanding the provisions of Article IV, the Company, in its sole and unfettered discretion, may provide a Participant with the right, exercisable at any time on or before December 28, 2005, to terminate his or her participation in the Plan with respect to all deferred amounts held in his or her Account under the Plan and receive an immediate single lump sum distribution of all such deferred amounts held in his or her Account under the Plan. The election and corresponding distribution is intended to comply with the election and distribution provisions of Notice 2005-1, Q&A 20, as published by the Internal Revenue Service. A Participant’s election to terminate his or her participation in the Plan with respect to all deferred amounts held in his or her Account shall become effective upon the filing with the Company a written election form provided by the Company.
     Adopted, effective as of January 1, 2005.
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